EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44798) of TeleCommunication Systems, Inc. Employee Stock Purchase Plan of our report dated April 27, 2009 relating to the financial statements of the TeleCommunication Systems, Inc. Employee Stock Purchase Plan, for the Plan years ended January 31, 2009 and 2008, which appear in this form 11-K.
/s/ Reznick Group

Baltimore, Maryland
April 27, 2009
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